UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2015

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STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

901 44th Street SE
Grand Rapids, Michigan		49508
(Address or principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (616) 247-2710

None
(Former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On April 13, 2015, the Compensation Committee of the Steelcase Inc. Board of Directors approved the following changes to the compensation of James P. Keane, the Company’s President and Chief Executive Officer: Mr. Keane’s annual base salary will be increased from $800,000 to $900,000, effective May 4, 2015, and he was awarded a short-term cash award under the Company’s Management Incentive Plan for Fiscal Year 2016 equal to 100% of his base salary. These compensation changes were ratified by the Steelcase Inc. Board of Directors on April 15, 2015.

The forms of agreement for performance unit and restricted stock unit awards in Fiscal Year 2016 under the Steelcase Inc. Incentive Compensation Plan are attached as Exhibits 10.1, 10.2 and 10.3 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) EXHIBITS.

Exhibit Number	Description
10.1	Steelcase Inc. Incentive Compensation Plan Form of Performance Units Agreement (TSR) (FY 2016)
10.2	Steelcase Inc. Incentive Compensation Plan Form of Performance Units Agreement (ROIC) (FY 2016)
10.3	Steelcase Inc. Incentive Compensation Plan Form of Restricted Stock Units Agreement (FY 2016)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEELCASE INC.

By:	/s/ Mark T. Mossing
Mark T. Mossing Corporate Controller and Chief Accounting Officer (Duly Authorized Officer and Principal Financial Officer)
Date: April 17, 2015

EXHIBIT INDEX

Exhibit Number	Description
10.1	Steelcase Inc. Incentive Compensation Plan Form of Performance Units Agreement (TSR) (FY 2016)
10.2	Steelcase Inc. Incentive Compensation Plan Form of Performance Units Agreement (ROIC) (FY 2016)
10.3	Steelcase Inc. Incentive Compensation Plan Form of Restricted Stock Units Agreement (FY 2016)